Exhibit 8.1

601 Lexington Avenue
New York, NY 10022
United States
Facsimile:
+1 212 446 4800	+1 212 446 4900

www.kirkland.com

August 6, 2026

Americold Realty Trust, Inc.

Americold Realty Operating Partnership, L.P.

Americold Realty Operations, Inc.

10 Glenlake Parkway

Suite 600 South Tower

Atlanta, GA 30328

Re:	Certain United States Federal Income Tax Matters

Ladies and Gentlemen:

We have acted as counsel for Americold Realty Trust, Inc., a Maryland corporation (the “Company”), Americold Realty Operating Partnership, L.P., a Delaware limited partnership (the “Operating Partnership”), Americold Realty Operations, Inc., a Delaware corporation (the “Limited Partner”), and the other subsidiaries of the Company listed on Schedule A attached hereto (together with the Limited Partner and the Company, the “Guarantors”), in connection with the preparation and filing by the Operating Partnership and the Guarantors of a Registration Statement on Form S-3ASR (as amended or supplemented, the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).

You have requested our opinion regarding (i) the qualification of the Company as a real estate investment trust (a “REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”), and (ii) the statements in the Registration Statement and the Prospectus (as defined below) under the caption “Material U.S. Federal Income Tax Considerations” to the extent they describe applicable U.S. federal income tax law.

In rendering the opinion expressed herein, we have reviewed the Registration Statement. In rendering the opinion expressed herein, we have reviewed and relied upon, without independent investigation thereof, the analyses of qualifying income and assets prepared by the Company, the Closing Agreement between the Company and the Commissioner of Internal Revenue dated December 21, 2017 (the “Closing Agreement”), the Request for Closing Agreement dated November 16, 2016 and Exhibits attached thereto (together, the “Request for Closing Agreement”),

Americold Realty Trust, Inc.

Americold Realty Operating Partnership, L.P.

Americold Realty Operations, Inc.

August 6, 2026

and all documents and correspondence submitted to the U.S. Internal Revenue Service (“IRS”) in connection therewith, the representations and covenants of the Company contained in an officer’s certificate delivered to us on or about the date hereof (the “Officer’s Certificate”), and such other documents as we have deemed appropriate. Such representations and covenants relate, in some cases, to transactions and investments for which we did not act as the Company’s counsel. For purposes of our opinion, we have not independently verified the statements, representations and covenants set forth in the Officer’s Certificate, Request for Closing Agreement, Closing Agreement, or any other document. We have, consequently, assumed and relied on the Company’s representation that the statements, representations, and covenants presented in the Officer’s Certificate, Request for Closing Agreement, Closing Agreement, and other documents, or otherwise furnished to us, accurately and completely describe all material facts relevant to our opinion. We have assumed that such statements, representations, and covenants are true without regard to any qualification as to knowledge, belief, intent, or materiality. Our opinion is conditioned on the continuing accuracy and completeness of such facts, statements, representations, and covenants. We are not aware of any facts inconsistent with such statements, representations, and covenants. Any material change or inaccuracy in the facts referred to, set forth, or assumed herein or in the Officer’s Certificate may affect our conclusions set forth herein.

In our review of certain documents in connection with our opinion as expressed below, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic, or electronic copies, and the authenticity of the originals of such copies. Where documents have been provided to us in draft form, we have assumed that the final executed versions of such documents will not differ materially from such drafts.

Our opinion is also based on the correctness of the following assumptions: (i) the Company, the Operating Partnership and the Limited Partner and their subsidiaries have been and will continue to be operated in accordance with the laws of the jurisdiction in which they were formed and in the manner described in the relevant organizational documents, (ii) there will be no changes in the applicable laws of the State of Delaware or of any other jurisdiction under the laws of which any of the entities comprising the Company have been formed, and (iii) each of the written agreements to which the Company, the Operating Partnership or the Limited Partner or their subsidiaries is a party has been and will be implemented, construed and enforced in accordance with its terms.

Americold Realty Trust, Inc.

Americold Realty Operating Partnership, L.P.

Americold Realty Operations, Inc.

August 6, 2026

In rendering our opinion, we have considered and relied upon applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), the United States Treasury regulations promulgated thereunder (the “Regulations”), pertinent judicial authorities, rulings of the Internal Revenue Service (the “IRS”), and such other authorities as we have considered relevant, all as they exist as of the date hereof. It should be noted that the Code, Regulations, judicial decisions, and administrative interpretations are subject to change at any time and, in some circumstances, with retroactive effect. A material change that is made after the date hereof in any of the foregoing bases for our opinion could affect our conclusions set forth herein. In this regard, an opinion of counsel with respect to an issue represents counsel’s best judgment as to the outcome on the merits with respect to such issue, is not binding on the IRS or the courts, and is not a guarantee that the IRS will not assert a contrary position with respect to such issue or that a court will not sustain such a position if asserted by the IRS.

Based on and subject to the foregoing, we are of the opinion that:

1. At all times since its taxable year ended December 31, 2021, the Company has been organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under the Code, and its actual method of operation through the date of this letter has enabled, and its proposed method of operation will continue to enable, the Company to meet the requirements for qualification and taxation as a REIT under the Code.

2. Although the discussion set forth in the Registration Statement and the Prospectus under the heading “Material U.S. Federal Income Tax Considerations” does not purport to discuss all possible United States federal income tax consequences of the ownership and disposition of the Notes, such discussion, though general in nature, constitutes, in all material respects, a fair and accurate summary under current law of the material United States federal income tax consequences of the ownership and disposition of the Notes subject to the qualifications set forth therein and herein..

The Company’s qualification and taxation as a REIT depend upon its ability to meet, through actual operating results, certain requirements relating to the sources of its income, the nature of its assets, distribution levels and diversity of stock ownership, and various other qualification tests imposed under the Code, the results of which are not reviewed by us. Accordingly, no assurance can be given that the actual results of the Company’s operation for any particular taxable year will satisfy the requirements for taxation as a REIT under the Code.

Americold Realty Trust, Inc.

Americold Realty Operating Partnership, L.P.

Americold Realty Operations, Inc.

August 6, 2026

This opinion is being furnished to you in connection with the sale of the Notes. This opinion may not be relied upon by anyone else without our prior written consent. Except as set forth above, we express no other opinion. This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any legal developments or factual matters arising subsequent to the date hereof, or the impact of any information, document, certificate, record, statement, representation, covenant, or assumption relied upon herein that becomes incorrect or untrue.

We hereby consent to the filing of this opinion letter as Exhibit 8.1 to the Registration Statement, filed with the Commission on August 6, 2026. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act.

Very truly yours,

/s/ Kirkland & Ellis LLP

KIRKLAND & ELLIS LLP

SCHEDULE A

Subsidiary Guarantors

1.	Americold Australian Holdings Pty Ltd

2.	Icecap Properties NZ Limited

3.	Nova Cold Logistics ULC